                                                                    Exhibit 99.1


                               (KIRKLAND'S LOGO)
================================================================================
                                                                    News Release

Contact:   Rennie Faulkner
           Executive Vice President & CFO
           (731) 668-2444

                    KIRKLAND'S REPORTS SECOND QUARTER RESULTS

JACKSON, Tenn. (August 27, 2003)-- Kirkland's, Inc. (NASDAQ/NM: KIRK) today reported financial results for the 13-week and 26-week periods ended August 2, 2003.

         Net sales for the 13 weeks ended August 2, 2003, increased 5.7% to $79.0 million from $74.7 million for the 13 weeks ended August 3, 2002. Comparable store sales for the second quarter of 2003 decreased 0.9%. The Company's comparable store sales increased 16.7% for the second quarter of 2002. Net income for the second quarter of 2003 was $764,000, or $0.04 per diluted share, compared with pro forma income of $2.8 million, or $0.14 per diluted share, for the prior-year period. For the second quarter of 2002, the Company reported a net loss allocable to common stock of $3.7 million, or $0.35 per diluted share.

         Net sales for the 26 weeks ended August 2, 2003, increased 8.2% to $152.4 million from $140.9 million for the 26 weeks ended August 3, 2002. Comparable store sales for the first half of 2003 increased 1.9%. The Company's comparable store sales increased 17.3% for the first half of 2002. Net income for the first half of 2003 was $1.9 million, or $0.10 per diluted share, compared with pro forma income of $4.4 million, or $0.22 per diluted share, for the prior-year period. For the 26 weeks ended August 3, 2002, the Company reported a net loss allocable to common stock of $4.9 million, or $0.54 per diluted share.

         Robert E. Alderson, Kirkland's President and Chief Executive Officer, said, "The results for the second quarter are in line with our revised guidance issued earlier this month. As expected, the tough comparable store sales comparisons from a year ago, the softness in the retail environment during the second quarter and weakness in certain merchandise categories prevented us from reaching our original sales and earnings targets for the quarter. However, expense control was solid and aggressive inventory management has positioned us well for the second half of the year with on-plan inventories and fresh product assortments in our stores."

         Kirkland's opened ten new stores and closed three stores in the second quarter of 2003, bringing the total number of stores to 258 compared with 236 Kirkland's stores as of August 3, 2002. Kirkland's expects to open 40 new stores while closing 10 stores during fiscal 2003, representing a 12% net increase in the store base. The Company's long-term targets for annual growth in the store base are 15% to 18%.

KIRK Reports Second Quarter Results
Page 2
August 27, 2003


Third Quarter and Fiscal 2003 Outlook

         The Company reaffirmed its previously issued guidance for the third quarter ending November 1, 2003, and for the fiscal year ending January 31, 2004. For the third quarter, the Company expects to report net income of $0.04 to $0.06 per diluted share, before taking into account an anticipated one-time charge of $0.04 per diluted share related to the expected termination of the Company's current warehouse leases in connection with the lease of a new distribution center. Net sales are expected to be $80 million to $82 million, with comparable store sales in the range of flat to down 2% when compared with the prior-year period. For fiscal 2003, the Company expects to report net income of $1.02 to $1.07 per diluted share (before taking into account the anticipated charge of $0.04 per diluted share), based on net sales of $375 million to $380 million, and a comparable store sales increase of 1% to 2% when compared with the prior year.

         Mr. Alderson commented, "The improving sales and margin trends we experienced in late July and early August have continued through the first three weeks of the third quarter. While we are encouraged by this stronger start to the third quarter, it is just that - a start. Our guidance reflects a cautious outlook for the balance of the year, and we expect to maintain that stance until we see clear evidence of sustained improvement heading into the important fourth quarter."

Investor Conference Call and Web Simulcast

         Kirkland's will conduct a conference call on August 28, 2003, at 10:00 a.m. EDT to discuss the second quarter fiscal 2003 earnings release and other Company developments, including the outlook for the remainder of fiscal 2003. The number to call for this interactive teleconference is (913) 981-5510. A replay of the conference call will be available until September 4, 2003, by dialing (719) 457-0820 and entering the passcode, 534593.

         Kirkland's will also host a live broadcast of its conference call on August 28, 2003, at 10:00 a.m. EDT online at the Company's website, www.kirklands.com, as well as www.firstcallevents.com/service/ ajwz386903972gf12.html. The webcast replay will follow shortly after the call and will continue until September 11, 2003.

         Kirkland's, Inc. was founded in 1966 and is a leading specialty retailer of home decor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 259 stores in 31 states. The Company's stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company's stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

         Kirkland's reports net income and earnings per diluted share in accordance with generally accepted accounting principles (GAAP) and additionally on a pro forma basis for fiscal 2002 to exclude certain effects of the Company's July 10, 2002, initial public offering. The pro forma figures give effect to the initial public offering as though it took place at the beginning of the period presented. For a description of the pro forma adjustments, please refer to the "Reconciliation of Pro Forma Information" which is included as part of this release.

KIRK Reports Second Quarter Results
Page 3
August 27, 2003

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland's actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home decor industry in general and in Kirkland's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on May 1, 2003. Kirkland's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRK Reports Second Quarter Results
Page 4
August 27, 2003


                                KIRKLAND'S, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)


                                                                                    GAAP              Pro Forma*
                                                                              13 Weeks Ended        13 Weeks Ended
                                                                           August 2,     August 3,     August 3,
                                                                             2003          2002          2002
                                                                           --------      --------      --------
Net sales                                                                  $ 78,951      $ 74,717      $ 74,717
Cost of sales                                                                55,484        49,011        49,011
                                                                           --------      --------      --------
   Gross profit                                                              23,467        25,706        25,706

Operating expenses:
  Other operating expenses                                                   20,232        18,633        18,633
  Depreciation and amortization                                               1,767         1,631         1,631
  Non-cash stock compensation charge                                             67         1,627            70
                                                                           --------      --------      --------
  Operating income                                                            1,401         3,815         5,372

Interest expense:
  Senior, subordinated and other notes payable                                  132         1,247           676
  Class C Preferred Stock                                                      --             590          --
  Amortization of debt issue costs                                               52           441            83
  Inducement charge on exchange of Class C Preferred Stock                     --             554          --
Interest income                                                                  (7)          (12)          (12)
Other expense (income), net                                                     (39)          (37)          (37)
                                                                           --------      --------      --------
   Income before income taxes                                                 1,263         1,032         4,662

Income tax provision                                                            499           424         1,911
                                                                           --------      --------      --------

   Income before accretion of redeemable preferred stock and dividends
      accrued                                                                   764           608         2,751

Accretion of redeemable preferred stock and dividends accrued                  --           4,315          --
                                                                           --------      --------      --------
Net income (loss) allocable to common stock                                $    764      $ (3,707)     $  2,751
                                                                           ========      ========      ========


Earnings (loss) per share:
 Basic                                                                     $   0.04      $  (0.35)     $   0.15
                                                                           ========      ========      ========
 Diluted                                                                   $   0.04      $  (0.35)     $   0.14
                                                                           ========      ========      ========

Shares used to calculate earnings per share:
  Basic                                                                      19,017        10,617        18,869
                                                                           ========      ========      ========
  Diluted                                                                    19,539        10,617        19,536
                                                                           ========      ========      ========

* See Reconciliaton of Pro Forma Information



                                     -MORE-

KIRK Reports Second Quarter Results
Page 5
August 27, 2003


                                KIRKLAND'S, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)


                                                                           GAAP                 Pro Forma*
                                                                      26 Weeks Ended          26 Weeks Ended
                                                                  August 2,      August 3,        August 3,
                                                                    2003           2002            2002
                                                                  ---------      ---------      ---------
Net sales                                                         $ 152,388      $ 140,901      $ 140,901
Cost of sales                                                       105,370         92,987         92,987
                                                                  ---------      ---------      ---------
   Gross profit                                                      47,018         47,914         47,914

Operating expenses:
  Other operating expenses                                           39,997         35,797         35,797
  Depreciation and amortization                                       3,500          3,284          3,284
  Non-cash stock compensation charge                                    134          2,439            140
                                                                  ---------      ---------      ---------
  Operating income                                                    3,387          6,394          8,693

Interest expense:
  Senior, subordinated and other notes payable                          224          2,733          1,218
  Class C Preferred Stock                                              --            1,134           --
  Amortization of debt issue costs                                      105            807            166
  Inducement charge on exchange of Class C Preferred Stock             --              554           --
Interest income                                                         (11)           (79)           (79)
Other expense (income), net                                             (75)           (30)           (30)
                                                                  ---------      ---------      ---------
   Income before income taxes                                         3,144          1,275          7,418

Income tax provision                                                  1,242            524          3,041
                                                                  ---------      ---------      ---------

   Income before accretion of redeemable preferred stock and
       dividends accrued                                              1,902            751          4,377

Accretion of redeemable preferred stock and dividends accrued          --            5,626           --
                                                                  ---------      ---------      ---------
Net income (loss) allocable to common stock                       $   1,902      $  (4,875)     $   4,377
                                                                  =========      =========      =========


Earnings (loss) per share:
 Basic                                                            $    0.10      $   (0.54)     $    0.23
                                                                  =========      =========      =========
 Diluted                                                          $    0.10      $   (0.54)     $    0.22
                                                                  =========      =========      =========

Shares used to calculate earnings per share:
  Basic                                                              18,972          9,075         18,805
                                                                  =========      =========      =========
  Diluted                                                            19,525          9,075         19,523
                                                                  =========      =========      =========

* See Reconciliaton of Pro Forma Information


                                     -MORE-

KIRK Reports Second Quarter Results
Page 6
August 27, 2003



                                KIRKLAND'S, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                             (dollars in thousands)



                                                August 2, 2003   February 1, 2003
                                                --------------   ----------------
ASSETS

Current assets:
  Cash and cash equivalents                         $ 2,171          $ 4,244
  Inventories                                        41,923           39,472
  Other current assets                                7,818            5,957
                                                    -------          -------
       Total current assets                          51,912           49,673

Property and equipment, net                          27,452           25,175
Other long-term assets                                4,105            4,210
                                                    -------          -------
Total Assets                                        $83,469          $79,058
                                                    =======          =======


LIABILITIES AND SHAREHOLDERS' EQUITY

Revolving line of credit                             12,075             --
Accounts payable                                     15,464           17,594
Other current liabilities                            10,438           19,572
                                                    -------          -------
     Total current liabilities                       37,977           37,166

Other long-term liabilities                           2,822            2,735
                                                    -------          -------
     Total liabilities                               40,799           39,901
                                                    -------          -------

Net shareholders' equity                             42,670           39,157
                                                    -------          -------
Total Liabilities and Shareholders' Equity          $83,469          $79,058
                                                    =======          =======




                                     -MORE-

KIRK Reports Second Quarter Results
Page 7
August 27, 2003


                                KIRKLAND'S, INC.
                     RECONCILIATION OF PRO FORMA INFORMATION
                (dollars in thousands, except per share amounts)


In addition to reporting in accordance with generally accepted accounting principles (GAAP), we have reported our operating results on a pro forma basis to exclude certain effects of our July 10, 2002 initial public offering. This pro forma information is used internally to evaluate our performance without regard to the non-recurring financial effects of the initial public offering. We believe that this information provides investors with additional insight into our operating results.


Pro Forma Income and Earnings Per Share

Pro forma income is prepared on a basis to exclude certain effects of our initial public offering. The pro forma figures give effect to the initial public offering as though it took place at the beginning of the periods presented. The following sets forth the reconciliation of pro forma income and pro forma earnings per share to GAAP net income and GAAP earnings per share for the 13 weeks and 26 weeks ended August 3, 2002 (in thousands, except per share data):

                                                                          13 Weeks Ended    26 Weeks Ended
                                                                              August 3,        August 3,
                                                                                2002             2002
                                                                              --------         --------
Pro forma income                                                              $  2,751         $  4,377

Interest on debt retired in IPO                                                 (1,715)          (3,203)
Non-recurring, non-cash stock compensation charges                              (1,557)          (2,299)
Difference in debt issue cost amortization due to May 2002 refinancing            (358)            (641)
Accretion of redeemable preferred stock and dividends accrued on
  classes of preferred stock retired in IPO                                     (4,315)          (5,626)
Estimated tax effect using effective tax rate                                    1,487            2,517
                                                                              --------         --------
GAAP net income                                                               $ (3,707)        $ (4,875)
                                                                              ========         ========


Diluted weighted average shares outstanding - pro forma                         19,536           19,523

New shares issued in IPO                                                        (3,626)          (4,276)
Exercise of common stock warrants at IPO                                        (1,543)          (1,820)
Exchange of Class C Preferred Stock for common stock at IPO                       (418)            (493)
Conversion of Class A, Class B and Class D Preferred Stock at IPO               (3,100)          (3,655)
Repurchase of common stock at IPO                                                  434              512
Dilution from stock options                                                       (666)            (716)
                                                                              --------         --------
Diluted weighted average shares outstanding - GAAP                              10,617            9,075
                                                                              ========         ========

Pro forma earnings per diluted share                                          $   0.14         $   0.22
                                                                              ========         ========
GAAP earnings per diluted share                                               $  (0.35)        $  (0.54)
                                                                              ========         ========